Exhibit 99.1

Kona Grill Reports First Quarter 2018 Results

- Margin Improvements from Cost-Savings Initiatives Drives EBITDA Growth of 140%

- Strengthens Balance Sheet with Strategic Private Placement of $5.6 million

- Targets China for International Development through a Master Franchise Agreement

- Commences Franchising of Kona Grill Brand in the U.S.

SCOTTSDALE, AZ – May 10, 2018 ─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Key Items Compared to First Quarter 2017

●	Revenues decreased 7.1% to $42.0 million.
●	Same-store sales decreased 8.3% compared to a 4.3% decrease from the prior year.
●	Restaurant operating profit*, a non-GAAP measure, improved to $5.0 million or 11.9% as a percentage of revenues compared to $4.6 million or 10.1% as a percentage of revenues.
●	Net loss of $2.5 million, or ($0.24) per share compared to net loss of $3.4 million, or ($0.33) per share in 2017.
●	EBITDA improved $0.9 million to $1.5 million compared to $0.6 million in 2017.

* For a reconciliation of restaurant operating profit, EBITDA and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information accompanying this release.

“We remain focused and resilient in this challenging industry environment. We continue to focus on service, hospitality and cleanliness to ensure our restaurants provide a great experience to each of our guests. We have many initiatives in place to take Kona Grill to the next level, including several involving menu innovation and increasing the frequency of guest visits” said Berke Bakay, President and CEO of Kona Grill.

“During the quarter, we saw measurable improvements in operating margins from cost-savings initiatives implemented under our new operational leadership team. These initiatives include reducing the amount of discounts and promotional activity which has negatively impacted sales, but has significantly improved profitability. As a result of these efforts, during the first quarter of 2018, restaurant operating profit improved $0.4 million or 8.7% while EBITDA improved $0.9M or 140% compared to the first quarter of 2017,” he continued.

“As previously announced, we completed a private placement at a premium and raised $5.6 million in capital. We’ll use the funds raised to pay down our revolving credit facility as well as working capital. As part of the transaction, we appointed hotel magnate, Alex Zheng, to our Board of Directors as Vice-Chairman. Alex brings a wealth of knowledge and experience to our board and also the potential to grow the brand in China through a master franchise agreement,” he continued.

“We are also excited to announce that we have filed registration statements in certain states where required to expand the Kona Grill brand in the United States through franchising. We believe a dual strategy of both company-owned and franchised restaurants allows for the optimal expansion of the brand in many markets throughout the U.S. To this end, we are working on a smaller prototype of between 5,000 and 5,300 square feet, to improve the portability of the brand in both U.S. and international markets,” he concluded.

Conference Call

Kona Grill will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the first quarter ended March 31, 2018. The Company’s President and CEO Berke Bakay and CFO Christi Hing will host the call, followed by a question and answer session.

The conference call will be broadcast over the internet via the investors section of the Company’s website at www.konagrill.com. Additionally, investors may dial 1-323-794-2423 to participate in the call.

About Kona Grill

Kona Grill features a global menu of contemporary American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere. Kona Grill owns and operates 46 restaurants, guided by a passion for quality food and exceptional service. Restaurants are located in 23 states and Puerto Rico: Alabama (Huntsville); Arizona (Chandler, Gilbert, Phoenix, Scottsdale (2)); California (Irvine); Colorado (Denver); Connecticut (Stamford); Florida (Miami, Tampa, Sarasota, Winter Park); Georgia (Alpharetta); Hawaii (Honolulu); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Idaho (Boise); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie, Minnetonka); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas(2)); Ohio (Cincinnati, Columbus); Puerto Rico (San Juan); Tennessee (Franklin); Texas (Austin, Dallas, El Paso, Friendswood, Fort Worth, Houston, Plano, San Antonio(2), The Woodlands); Virginia (Arlington, Fairfax, Richmond). Additionally, Kona Grill has three restaurants that operate under a franchise agreement in Dubai, United Arab Emirates; Vaughan, Canada and Monterrey, Mexico. For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and development plans, including but not limited to those relating to our sales trends, projected earnings, expenses, and capital expenditures for 2018, expectations of new store openings as well as international franchise development in 2018 and beyond and availability of capital. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2018	2017
	(unaudited)
Assets
Cash and cash equivalents	$3,716	$5,042
Other current assets	3,541	4,002
Other assets	1,212	1,116
Property, plant and equipment, net	78,542	81,639
Total assets	$87,011	$108,383
Liabilities and Stockholders' Equity
Current liabilities	$18,502	$16,603
Long-term debt	32,860	36,921
Long-term obligations	32,482	32,612
Stockholders' equity	3,167	5,663
Total liabilities and stockholders' equity	$87,011	$108,383

KONA GRILL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
	(Unaudited)

Revenue	$42,017	$45,225
Costs and expenses:
Cost of sales	10,808	12,553
Labor	15,399	16,725
Occupancy	4,228	4,080
Restaurant operating expenses	6,597	7,283
General and administrative	3,470	3,632
Preopening expense	-	336
Depreciation and amortization	3,362	3,658
Total costs and expenses	43,864	48,267
Loss from operations	(1,847)	(3,042)
Write-off of deferred financing costs	37	-
Interest expense, net	604	306
Loss before income taxes	(2,488)	(3,348)
Income tax benefit (expense)	28	(25)
Net loss	$(2,460)	$(3,373)

Net loss per share:
Basic and diluted	$(0.24)	$(0.33)

Weighted average shares outstanding:
Basic and diluted	10,110	10,177

Comprehensive loss	$(2,460)	$(3,373)

KONA GRILL, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

We prepare our financial statements in accordance with U.S. GAAP. Within our press release, we make reference to non-GAAP EBITDA and Restaurant Operating Profit. Restaurant Operating Profit is defined as revenue minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, asset impairment charge or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors.

EBITDA and Adjusted EBITDA. EBITDA is defined as net income (loss) plus the sum of interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus unusual or non-recurring items, such as impairment, lease termination and exit costs and write-off of deferred financing costs. EBITDA and Adjusted EBITDA are presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use EBITDA and Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors.

	Three Months Ended
	March 31,
	2018	2017
Net loss	$(2,460)	$(3,373)
Income tax (benefit) expense	(28)	25
Interest expense, net	604	306
Depreciation and amortization	3,362	3,658
EBITDA	1,478	616
Write-off of deferred financing costs	37	-
Adjusted EBITDA	$1,515	$616
General and administrative	3,470	3,632
Preopening Expense	-	336
Restaurant operating profit	$4,985	$4,584

Restaurant operating profit margin (A)	11.9%	10.1%

(A) Restaurant operating profit margin is calculated as restaurant operating profit divided by restaurant sales

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com

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